Exhibit 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	Jon C. Biro
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Matt Steinberg/Katie Pyra
FTI Consulting, Inc.
(212) 850-5600

FOR IMMEDIATE RELEASE

CONSOLIDATED GRAPHICS TO PRESENT AT

THE 11th ANNUAL CL KING BEST IDEAS CONFERENCE

HOUSTON, TEXAS — September 11, 2013 - Consolidated Graphics, Inc. (NYSE: CGX) today announced that it will be presenting an overview of the Company at the 11th Annual CL King Best Ideas Conference in New York on Thursday, September 12, 2013. Joe R. Davis, Chairman and Chief Executive Officer, and Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, will conduct the presentation, which will cover the Company’s positioning as a leader in the general commercial printing industry, its operating philosophy, growth strategies and recent financial performance.

A copy of management’s presentation will be posted on the Company’s Web site at www.cgx.com on the morning of September 12, 2013.

Consolidated Graphics, Inc. (CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 70 printing businesses strategically located across 26 states, Toronto, Prague, and Gero Japan, CGX offers an unmatched geographic footprint, unsurpassed capabilities, and unparalleled levels of convenience, efficiency and service. With locations in or near virtually every major U.S. market, CGX provides the service and responsiveness of a local printer enhanced by the economic, geographic and technological advantages of a large national organization.

Consolidated Graphics’ vast and technologically advanced sheetfed and web printing capabilities are complemented by the world’s largest integrated digital footprint. By coupling North America’s most comprehensive printing capabilities with strategically located fulfillment centers and industry-leading technology, CGX delivers end-to-end print production and management solutions that are based on the needs of our customers to improve their results. For more information, visit www.cgx.com.

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